SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
March 31, 2003

CORTEX SYSTEMS INC.
(Exact name of registrant as specified in its charter)
(State or othe  jurisdiction of incorporation)
Nevada
(Commission File No.)
333-72392
(IRS Employer ID)
98-0353403

(Address of principal executive offices and Zip Code)
777 Royal Oak Drive
Suite 310
Victoria, British Columbia
Canada V8X 5K2
(Registrant's telephone number, including area code)
(250) 744-4230

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ITEM 5. OTHER EVENTS

1. On or about March 25, 2003, the Company's cash reserves were not sufficient to cover the cost of current liabilities. Consequently, the Company's president, Kenneth H. Finkelstein, loaned funds to the Company. The subject loan is non-interest bearing, is not due on any specific date, and there are no documents setting forth terms of the loan. The specific purpose of the loan is to pay all outstanding expenses, to allow the Company to continue as a going concern, and to pay some future anticipated administrative expenses. As of the date of filing of this Form 8-K, the Company has paid all outstanding expenses and has no current liabilities other than repayment of the subject loan set forth herein.




SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 31, 2003.


       CORTEX SYSTEMS INC.


      BY:

      /s/ Kenneth H. Finkelstein
      Kenneth H. Finkelstein, President, Chief Financial Officer,
      Principal Accounting Officer, a member of the Board of Directors